As filed with the Securities and Exchange Commission on June 5, 1998

                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                        TOTAL RENAL CARE HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                                                51-0354549
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                      21250 Hawthorne Boulevard, Suite 800
                        Torrance, California 90503-5517
                                 (310) 792-2600
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             ---------------------

                         1997 Equity Compensation Plan
                            (Full title of the plan)

                                  JOHN E. KING
                            Chief Financial Officer
                        Total Renal Care Holdings, Inc.
                      21250 Hawthorne Boulevard, Suite 800
                        Torrance, California 90503-5517
                                 (310) 792-2600
  (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ---------------------

                                  COPIES TO:
                              JAMES W. LOSS, Esq.
                              Riordan & McKinzie
                        695 Town Center Dr., Suite 1500
                         Costa Mesa, California 92626
                                (714) 433-2626

                        CALCULATION OF REGISTRATION FEE

====================================================================================================
                                                  PROPOSED            PROPOSED
 TITLE OF EACH CLASS OF         AMOUNT             MAXIMUM             MAXIMUM            AMOUNT OF
    SECURITIES TO BE            TO BE          OFFERING PRICE         AGGREGATE         REGISTRATION
       REGISTERED             REGISTERED       PER SHARE/1/        OFFERING PRICE            FEE
----------------------------------------------------------------------------------------------------
     Common Stock             3,000,000           $31.001           $93,001,500           $27,440
====================================================================================================

/1/ Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, based on the average of the high and low sales prices of the Company's Common Stock on June 3, 1998, respectively, as reported on the New York Stock Exchange.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        Total Renal Care Holdings, Inc. (the "Company") hereby incorporates herein by reference the contents of the Registration Statement of the Company on Form S-8 dated August 29, 1997, Registration No. 333-34695.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        The validity of the issuance of the shares of Common Stock registered hereby (the "Shares") has been passed upon for the Company by Barry C. Cosgrove, General Counsel of the Company. Mr. Cosgrove holds stock and options to purchase stock granted under the Company's employee stock plans which in the aggregate represent less than 1% of the Common Stock.

ITEM 8. EXHIBITS.

5.1     Opinion of Barry C. Cosgrove, General Counsel, Total Renal Care
        Holdings, Inc.

23.1 Consent of Barry C. Cosgrove, General Counsel, Total Renal Care Holdings, Inc. (included in Exhibit 5.1).

23.2    Consent of Price Waterhouse LLP.

23.3    Consent of Coopers & Lybrand L.L.P.

23.4    Consent of Baird, Kurtz & Dobson.

23.5    Consent of Deloitte & Touche LLP.

24.1    Powers of Attorney (included on page II-2).

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Torrance, State of California, on May 31, 1998.

                                    TOTAL RENAL CARE HOLDINGS, INC.


                                    By: /s/ JOHN E. KING
                                        ---------------------------
                                        John E. King
                                        Chief Financial Officer


                               POWERS OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John E. King, Victor M.G. Chaltiel and Barry C. Cosgrove, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


            Signature                                   Title                                Date
            ---------                                   -----                                ----

                                             Chairman of the Board, Chief                May 31, 1998
/s/ VICTOR M.G. CHALTIEL                     Executive Officer, and Director
---------------------------------
Victor M.G. Chaltiel
                                             Vice President, Finance and                 May 31, 1998
/s/ JOHN E. KING                             Chief Financial Officer
---------------------------------
John E. King

/s/ MARIS ANDERSONS                          Director                                    May 31, 1998
---------------------------------
Maris Andersons

/s/ PETER T. GRAUER                          Director                                    May 31, 1998
---------------------------------
Peter T. Grauer

/s/ REGINA E. HERZLINGER                     Director                                    May 31, 1998
---------------------------------
Regina E. Herzlinger

/s/ SHAUL G. MASSRY                          Director                                    May 31, 1998
---------------------------------
Shaul G. Massry

                               INDEX TO EXHIBITS



Sequentially
Numbered
Exhibit                     Description                                             Page Number
-------------               -----------                                             -----------

5.1   Opinion of Barry C. Cosgrove, General Counsel, Total Renal Care
      Holdings, Inc.

23.1  Consent of Barry C. Cosgrove, General Counsel, Total Renal Care Holdings,
      Inc. (included in Exhibit 5.1).

23.2  Consent of Price Waterhouse LLP.

23.3  Consent of Coopers & Lybrand L.L.P.

23.4  Consent of Baird, Kurtz & Dobson

23.5  Consent of Deloitte & Touche LLP.

24.1  Powers of Attorney (included on page II-2).